UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 29, 2011, Entravision Communications Corporation (the “Company”) entered into (i) an amendment, effective October 1, 2011, to the Master Network Affiliation Agreement dated as of August 14, 2002 by and between Univision Network Limited Partnership and the Company and (ii) an amendment, effective October 1, 2011, to the Master Network Affiliation Agreement dated as of March 17, 2004 by and between TeleFutura (together with Univision Network Limited Partnership, “Univision”) and the Company. Such amendments are collectively referred to as the “Amendments” and such agreements are collectively referred to as the “Agreements”. The Amendments provide, in material part, that as consideration for Univision’s services as national and regional sales representative for the Company, the Company shall pay to Univision 9.4% of all Net Sales (as defined in the Agreements) of each Station (as defined in the Agreements), among revisions to certain other terms and conditions. All other provisions of the Agreements, as amended, remain in full force and effect unless expressly amended or modified by the Amendments.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment, effective as of October 1, 2011, to Master Network Affiliation Agreement dated as of August 14, 2002 by and between Univision Network Limited Partnership and the Company.

10.2	Amendment, effective as of October 1, 2011, to Master Network Affiliation Agreement dated as of March 17, 2004 by and between TeleFutura and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: January 5, 2011	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Amendment, effective as of October 1, 2011, to Master Network Affiliation Agreement dated as of August 14, 2002 by and between Univision Network Limited Partnership and the Company.

10.2	Amendment, effective as of October 1, 2011, to Master Network Affiliation Agreement dated as of March 17, 2004 by and between TeleFutura and the Company.